Exhibit 16
September 7, 2010
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	CTPartners Executive Search LLC
Registration Statement on Form S-1 (File No. 333-169224)
Dear Sir or Madam:
We have read the Changes in and Disagreements with Accountants on Accounting and Financial Disclosure section of the Registration Statement on Form S-1 of CTPartners Executive Search LLC, filed September 3, 2010, and agree with the statements in the first two paragraphs concerning our Firm contained therein.
Very truly yours,

/s/ GRANT THORNTON LLP